EXHIBIT 3.279
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/24/2002
020410536 — 3540578
CERTIFICATE OF FORMATION
OF
MMC OF NEVADA, LLC
This Certificate of Formation is being executed to form a limited liability company under the Delaware Limited Liability Company Act.
1. The name of the limited liability company is MMC of NEVADA, LLC.
2. The address of the registered office of the limited liability company is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The limited liability company’s registered agent at that address is Corporation Service Company.
3. The limited liability company is to be managed by its member(s).
IN WITNESS WHEREOF, the undersigned, an authorized person of the limited liability company, has duly executed this Certificate of Formation this 24th day of June, 2002.
/s/ Jonathan M. Skeeters
Jonathan M. Skeeters, Authorized Person
The foregoing instrument was prepared by
/s/ Jonathan M. Skeeters
Jonathan M. Skaters
Greenebaum Doll & McDonald PLLC
700 Two American Center
3102 West End Avenue
Nashville, Tennessee 37203-1304
615/760-7100

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